INDEPENDENT AUDITORS' CONSENT

     Gaylord Container Corporation:

     We consent to the incorporation by reference in this Registration Statement of Gaylord Container Corporation on Form S-8 of our report dated November 3, 1993 appearing in the Annual Report on Form 10-K of Gaylord Container Corporation for the year ended September 30, 1993.



     /s/ Deloitte & Touche
     --------------------------
     DELOITTE & TOUCHE
     Chicago, Illinois

     June 29, 1994